UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KFX INC.
(d/b/a EVERGREEN ENERGY INC.)
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	84-1079971 (I.R.S. Employer Identification No.)

55 Madison Street, Suite 500 Denver, Colorado (Address of principal executive offices)	80206 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration of the common stock (the “Common Stock”) of KFx Inc. (the “Registrant”). This registration statement is filed with the Securities and Exchange Commission in connection with the listing of the Common Stock on the NYSE Arca, Inc. (the “NYSE Arca”). The Registrant expects trading of its Common Stock to begin on the NYSE Arca on September 29, 2006.

For a description of the Common Stock registered hereby, the Registrant hereby incorporates by reference the description of the Common Stock set forth under the caption “Description of Capital Stock” in the Prospectus dated February 1, 2006 forming a part of the Registrant’s registration statement on Form S-3 (No. 333-131426) filed with the Securities and Exchange Commission on February 1, 2006.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Arca and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KFx Inc. (d/b/a Evergreen Energy Inc.)

Date: September 28, 2006	By:	/s/ Diana L. Kubik
Name: Diana L. Kubik
Title: Vice President and Chief Financial Officer